ROWAN COMPANIES, INC. OFFSHORE RIG FLEET AND CONTRACT STATUS As of November 22, 2010

OFFSHORE RIGS							Contract Status
			Depth (feet)		Year in			Day Rate	Estimated
Name		Class	Water	Drilling	Service	Location	Customer	(in thousands)	Duration	Comments ($ in thousands)
Cantilever Jack-up Rigs:
Rowan EXL IV		S116 -E	350	35,000	2012	TBD	TBD	TBD	TBD	Rig is under construction with delivery expected in January 2012.
Joe Douglas		240 -C	375	35,000	2011	Gulf of Mexico	TBD	TBD	TBD
Rig is under construction with delivery expected in September 2011.
Received a verbal commitment from McMoRan for one ultra deep gas well in Gulf of Mexico (approximately one year) at a day rate in the low 180s.

Rowan Norway	*	N-Class	400	35,000	2011	North Sea	Xcite Energy	Low 250s	June 2012
Rig is under construction with delivery expected in June 2011.Received LOI for approximately 240 days. LOI provides for a termination fee of $2.5 million payable by the customer in the event it does not enter into the drilling contract by December 15, 2010. Customer is required to provide security in the amount of  $30 million for the first 120 days of the contract term by December 15, 2010. Customer is also required to provide additional security in the amount of $30 million for the second 120 days of the contract term by January 31, 2011. Customer may reduce the contract term to 120 days, in which event it will be required to increase the security from $30 million to $33.6 million and day rate is increased to low 280s.

Rowan EXL III		S116-E	350	35,000	2011	Gulf of Mexico	TBD	TBD	TBD
Rig is under construction with delivery expected in January 2011.
Received a verbal commitment from McMoRan for one ultra deep gas well in Gulf of Mexico (approximately one year) at a day rate in the low 140s.

Rowan Stavanger	*	N-Class	400	35,000	2011	North Sea	Undisclosed	Undisclosed	Undisclosed	Rig is under construction with delivery expected in January 2011. Rig received LOI from an unnamed North Sea operator; terms confidential.
Rowan Viking	*	N-Class	400	35,000	2010	North Sea	Undisclosed	Mid 200s	October 2012	Rig completed construction in October 2010 and departed the shipyard in mid November 2010. Rig received an LOI from an unnamed North Sea operator for work starting in March 2011.
Rowan EXL II		S116-E	350	35,000	2010	Trinidad	BP Trinidad	Mid 130s	November 2013	Rig commenced operations in mid November 2010. Day rate reflects average rate over the contract period and includes amortization of contract mobilization/modification revenues.
Rowan EXL I		S116-E	350	35,000	2010	Gulf of Mexico	McMoRan	Low 140s	July 2011
Ralph Coffman		240-C	375	35,000	2009	Gulf of Mexico	McMoRan	Low 180s	December 2010
						Middle East	Saudi Aramco	Low 220s	June 2014	Rig is expected to depart GOM in early Q1 2011 and commence operations on three-year contract commencing in late Q2 2011.
J.P. Bussell		225-C	300	35,000	2008	Egypt	Shell	Low 180s	February 2011
Rowan-Mississippi		240-C	375	35,000	2008	Gulf of Mexico	McMoRan	Low 180s	December 2010	Received a verbal commitment from McMoRan for one ultra deep gas well in the Gulf of Mexico (approximately one year) at a day rate in the low 180's.
Hank Boswell		225-C	300	35,000	2006	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Keller		225-C	300	35,000	2005	Middle East	Saudi Aramco	Low 180s	May 2011
Scooter Yeargain		225-C	300	35,000	2004	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Palmer		224-C	550	35,000	2003	Middle East	Saudi Aramco	Mid 270s	April 2014
Rig will enter the shipyard in the Middle East in mid December 2010 for modifications/upgrades before commencing operations on three-year contract in early Q2 2011. Rig was idle during the month of October 2010.

Rowan Gorilla VII		219-C	400	35,000	2002	North Sea	Apache	Low 180s	May 2012	Rig commenced operations in mid November 2010. Rig was idle during the month of October 2010.
Rowan Gorilla VI		219-C	400	35,000	2000	North Sea	BG	Low 200s	July 2011
Rowan Gorilla V		219-C	400	35,000	1998	North Sea	Total	Low 160s	February 2011
								Low 180s	February 2012
								See comment	February 2013	Day rate at mutually agreed market rate between low 150s and mid 230s.
Rowan Gorilla IV		200-C	450	35,000	1986	Mexico	PEMEX	Mid 120s	July 2011	The day rate reprices every three months based on an index of jack-up rates. The day rate reflects rig's repricing at the end of October 2010.
Rowan Gorilla III		200-C	450	30,000	1984	Eastern Canada	Available			Rig was idle for 15 days during the month of October 2010.
Rowan Gorilla II		200-C	350	30,000	1984	Gulf of Mexico	NorthStar / ADTI	Low 100s	December 2010
							ENI	Low 100s	January 2011
Rowan-California		116-C	300	30,000	1983	Middle East	Wintershall	Mid 70s	June 2011
Cecil Provine		116-C	300	30,000	1982	Gulf of Mexico	Apache	Low 60s	December 2010
Gilbert Rowe		116-C	350	30,000	1981	Middle East	Maersk	Mid 70s	March 2011
Arch Rowan		116-C	350	30,000	1981	Middle East	Available			Rig is in the shipyard for general maintenance and upgrades and was in the shipyard during the month of October 2010.
Charles Rowan		116-C	350	30,000	1981	Middle East	Available			Rig is in the shipyard for general maintenance and upgrades and was in the shipyard during the month of October 2010.
Rowan-Paris		116-C	350	30,000	1980	Middle East	Maersk	Mid 70s	March 2011
Rowan-Middletown		116-C	350	30,000	1980	Middle East	Available			Rig is in the shipyard for general maintenance and upgrades and was in the shipyard during the month of October 2010.
Conventional Jack-up Rigs:
Rowan-Juneau		116	250	30,000	1977	Gulf of Mexico	Available			Rig was idle during the month of October 2010.
Rowan-Alaska		84	350	30,000	1975	Gulf of Mexico	Available			Rig was idle during the month of October 2010.
Rowan-Louisiana		84	350	30,000	1975	Gulf of Mexico	McMoRan	Mid 50s	May 2011	Currently negotiating a standby day rate while rig is waiting on a permit.

"*" Denotes Keppel unit design currently under construction at Keppel FELS shipyard in Singapore. Rig Class denotes LeTourneau, Inc. hull number. 200-C is a Gorilla class unit designed for extreme hostile environment capability. 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class, and 224-C is a Super Gorilla XL design. 225-C is a Tarzan Class unit. 240-C is LeTourneau's latest jack-up design. Estimated contract durations reflect either stated drilling periods or expected time required for the contracted well or wells. Rowan EXL is an enhanced version of the Super 116E class. Unless otherwise indicated, all day rates include estimated amortization of contract mobilization/modification revenues.

ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Relevant factors have been disclosed in the Company's filings with the U. S. Securities and Exchange Commission.

Revisions to Fleet Status Report Noted in Bold